                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ameritrade Holding Corporation on Form S-4 of our reports dated October 23, 2001 (December 12, 2001 as to Note 6), appearing in and incorporated by reference in the Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 28, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 15, 2002